Exhibit 10.3.7

AMENDED AND RESTATED

CHART INDUSTRIES, INC.

2005 STOCK INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) is entered into as of this 2nd day of January, 2009 (the “Grant Date”), between Chart Industries, Inc., a Delaware corporation (the “Company”), and                              (the “Participant”).

WITNESSETH:

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) administers the Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan (the “Plan”); and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant nonqualified stock options to the Participant upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the Company and the Participant agree as follows:

1. Interpretation. Unless otherwise specified in this Agreement, capitalized terms shall have the meanings attributed to them under the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern.

2. Grant of the Option. As of the Grant Date, the Company grants to the Participant, under the terms and conditions of this Agreement, the right to purchase all or any part of an aggregate of                      (    ) Shares, which right will vest over a period of time in accordance with Section 4 (the “Option”), subject to adjustment as set forth in Section 9 of the Plan. The Option is intended to be a nonqualified stock option.

3. Option Price. The purchase price of the Shares subject to the Option shall be, and shall never be less than, the Fair Market Value of the Shares on the Grant Date. The Fair Market Value of a Share on the Grant Date is $11.00 (the “Option Price”). The Option Price is subject to adjustment as described in Section 9 of the Plan.

4. Vesting.

a.	Service-Based. Subject to the Participant’s continued Employment as of such dates (except as otherwise provided herein with respect to Retirement), the Option shall vest and become exercisable with respect to twenty-five percent (25%) of the Shares initially covered by the Option on each of the first, second, third and fourth anniversaries of the Grant Date.

b.

Change in Control. In the event of a Change in Control, subject to the Participant’s continuous Employment from the Grant Date through the date of the Change in Control, the Option shall, to the extent not then vested and not previously canceled, immediately become fully vested and exercisable.

c.	Termination of Employment

i.	General Rule. If the Participant’s Employment is terminated for any reason other than those reasons specifically addressed in Section 4(c), and except as otherwise provided in Section 4(b), the Unvested Portion of the Option shall be canceled and the Participant shall have no further rights with respect thereto and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 5(a) of this Agreement.

ii.	Death or Disability. If the Participant’s Employment terminates as a result of death or Disability, the Option shall, to the extent not then vested and not previously canceled, immediately become fully vested and exercisable.

iii.	Retirement. If the Participant’s Employment terminates as a result of Retirement, the vesting provisions of this Agreement shall continue to apply, but without giving effect to any requirement of continuous Employment.

d.	Special Terms.

i.	At any time, the portion of the Option which has become vested and exercisable as described above is referred to as the “Vested Portion,” and the portion of the Option which is then unvested is referred to as the “Unvested Portion.”

ii.	The term “Retirement” or variations thereof means a voluntary separation from service with the Company, its Subsidiaries and its Affiliates, under circumstances indicative of retirement, after attaining age 60 and completing 10 years of service with such entities.

iii.

“Cause” shall mean (i) the Participant’s willful failure to perform duties which, if curable, is not cured promptly, or in any event within ten (10) days, following the first written notice of such failure from the Company, (ii) the Participant’s commission of, or plea of guilty or no contest to a (x) felony or (y) crime involving moral turpitude, (iii) willful malfeasance or misconduct by the Participant which is demonstrably injurious to the Company or its Subsidiaries or Affiliates, (iv) material breach by the Participant of any non-competition, non-solicitation or confidentiality covenants, (v) commission by the Participant of any act of gross negligence, corporate waste, disloyalty or unfaithfulness to the Company which adversely affects the business of the Company or its Subsidiaries or Affiliates, or (vi) any other act or course of conduct by the

Participant which will demonstrably have a material adverse effect on the Company, a Subsidiary or Affiliate’s business; and

iv.	“Good Reason” shall mean, without the Participant’s consent, (i) a substantial diminution in the Participant’s position or duties, material adverse change in reporting lines, or assignment of duties materially inconsistent with his position or (ii) any reduction in the Participant’s base salary and/or material reduction in employee benefits in the aggregate provided to the Participant (excluding any general salary reduction or reduction in employee benefits similarly affecting substantially all other senior executives of the Company as a result of a material adverse change in the Company’s prospects or business), in each case which is not cured within thirty (30) days following the Company’s receipt of written notice from the Participant describing the event constituting Good Reason.

5. Exercise of Option.

a.	Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant (or his or her successor, as appropriate) may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:

i.	the tenth anniversary of the Grant Date;

ii.	the first anniversary of the Participant’s termination of Employment due to death or Disability;

iii.	thirty (30) days following the date of the Participant’s termination of Employment by the Participant without Good Reason (other than Retirement) or by the Company or its Affiliates for Cause; and

iv.	ninety (90) days following the date of the Participant’s termination of Employment for reasons other than Retirement or the reasons described in Section 5(a)(ii) and 5(a)(iii) above.

b.	Method of Exercise.

i.

Subject to Section 5(a), the Vested Portion of the Option may be exercised by delivering written notice of intent to so exercise to the Company at its principal office; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by full payment of the Option Price. Payment of the Option Price may be made at the election of the Participant: (w) in cash or its equivalent (e.g., by check); (x) to the extent permitted by the Committee, in Shares having a Fair Market Value as of the payment date equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements imposed by the Committee, provided that such Shares have been held by the Participant for more than six months (or such other period as established from time to time by the Committee); (y) partially in cash and, to the extent permitted by the Committee, partially in such Shares; or (z) if there is a public market for the Shares on the payment date, subject to such rules as may be established by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid the full Option Price for such Shares and, if applicable, satisfied any other requirements imposed by the Committee.

ii.	Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee determines, in its sole discretion, to be necessary or advisable.

iii.	Upon the Committee’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to any person or entity for damages relating to any delays in issuing the certificates, any loss of the certificates or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

iv.	In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s beneficiary to the extent set forth in Section 5(a). No beneficiary, executor, administrator, heir or legatee of the Participant shall have greater rights than the Participant under this Agreement or otherwise.

6. Designation of Beneficiary. By properly executing and delivering a Designation of Beneficiary Form to the Company, the Participant may designate an individual or individuals as his or her beneficiary or beneficiaries with respect to his or her interest under the Plan. If the Participant fails to properly designate a beneficiary, his or her interests under this Agreement will pass to the person or persons in the first of the following classes (who shall be deemed a beneficiary or beneficiaries) in which there are any survivors: (i) spouse at the time of death; (ii) issue, per stirpes; (iii) parents; and (iv) the estate. Except as the Company may determine in its sole and exclusive discretion, a properly completed Designation of Beneficiary Form shall be deemed to revoke all prior designations upon its receipt and approval by the designated representative.

7. Non-Transferability of Option. The Option (and any portion thereof) may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by beneficiary designation pursuant to this Agreement or the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable. No permitted transfer of the Option shall be effective to bind the Company unless the Committee is furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Plan and this Agreement. During the Participant’s lifetime, the Option is exercisable only by the Participant.

8. Non-Transferability of Shares; Legends. Upon the acquisition of any Shares pursuant to the exercise of the Option, if the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), they may not be sold, transferred or otherwise disposed of unless a registration statement under the Act with respect to the Shares has become effective or unless the Participant establishes to the satisfaction of the Company that an exemption from such registration is available. The Shares will bear a legend stating the substance of such restrictions, as well as any other restrictions the Committee deems necessary or appropriate. In addition, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or this Agreement.

9. Plan Administration. The Plan is administered by the Committee, which has sole and exclusive power and discretion to interpret, administer, implement and construe the Plan and this Agreement. All elections, notices and correspondence relating to the Plan should be directed to the Secretary at:

Chart Industries, Inc.

One Infinity Corporate Centre, Suite 300

Garfield Heights, OH 44125

Attn.: Secretary

10. Notices. Any notice relating to this Agreement intended for the Participant will be sent to the address appearing in the personnel records of the Company, its Affiliate or its Subsidiary. Either party may designate a different address in writing to the other. Any notice shall be deemed effective upon receipt by the addressee.

11. Successors and Legal Representatives. This Agreement will bind and inure to the benefit of the Company and the Participant and their respective heirs, beneficiaries, executors, administrators, estates, successors, assigns and legal representatives.

12. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. The Participant may elect to pay any or all such withholding taxes as provided for in Section 4 of the Plan.

13. Integration. This Agreement, together with the Plan, constitutes the entire agreement between the Participant and the Company with respect to the subject matter hereof and may not be modified, amended, renewed or terminated, nor may any term, condition or breach of any term or condition be waived, except pursuant to the terms of the Plan or by a writing signed by the person or persons sought to be bound by such modification, amendment, renewal, termination or waiver. Any waiver of any term, condition or breach thereof will not be deemed a waiver of any other term or condition or of the same term or condition for the future, or of any subsequent breach.

14. Separability. In the event of the invalidity of any part or provision of this Agreement, such invalidity will not affect the enforceability of any other part or provision of this Agreement.

15. Incapacity. If the Committee determines that the Participant is incompetent by reason of physical or mental disability or a person incapable of handling his or her property, the Committee may deal directly with, or direct any issuance of Shares to, the guardian, legal representative or person having the care and custody of the incompetent or incapable person. The Committee may require proof of incompetence, incapacity or guardianship, as it may deem appropriate before making any issuance. In the event of an issuance of Shares, the Committee will have no obligation thereafter to monitor or follow the application of the Shares issued. Issuances made pursuant to this paragraph shall completely discharge the Company’s obligations under this Agreement.

16. No Further Liability. The liability of the Company, its Affiliates, its Subsidiaries and the Committee under this Agreement is limited to the obligations set forth herein and no terms or provisions of this Agreement shall be construed to impose any liability on the Company, its Affiliates, its Subsidiaries or the Committee in favor of any person or entity with respect to any loss, cost, tax or expense which the person or entity may incur in connection with or arising from any transaction related to this Agreement.

17. Section Headings. The section headings of this Agreement are for convenience and reference only and are not intended to define, extend or limit the contents of the sections.

18. No Right to Continued Employment. Nothing in this Agreement will be construed to confer upon the Participant the right to continue in the Employment of the Company, its Subsidiaries or its Affiliates, or to be employed or serve in any particular position therewith, or affect any right the Company, its Subsidiaries or its Affiliates may have to terminate the Participant’s Employment or service with or without cause.

19. Governing Law. Except as may otherwise be provided in the Plan, this Agreement will be governed by, construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

20. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

21. Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of the Participant hereunder without the consent of the Participant.

22. Code Section 409A. It is intended that this Agreement and the compensation and benefits hereunder meet the requirements for exemption from Code Section 409A set forth in Treas. Reg. Section 1.409A-1(b)(5), as well as any other such applicable exemption, and this Agreement shall be so construed and administered. If the Company determines that any compensation or benefits awarded or payable under this Agreement may be subject to taxation under Code Section 409A, the Company shall, after consultation with the Participant, have the authority to adopt, prospectively or retroactively, such amendments to this Agreement or to take any other actions it determines necessary or appropriate to exempt the compensation and benefits payable under this Agreement from Code Section 409A. In no event, however, shall this Section or any other provisions of the Plan or this Agreement be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or awards or payments under this Agreement and the Company shall have no responsibility for tax consequences of any kind to the Participant (or his beneficiary) resulting from the terms or operation of this Agreement.

23. Adjustment of Number of Shares, Etc. Subject to Code Section 409A, if, after the Grant Date, there is any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders other than regular cash dividends or any transaction similar to the foregoing, then (a) there shall automatically be substituted for each Share subject to the Option the number and kind of shares of capital stock or other securities into which each outstanding Share shall be changed, (b) the Option Price shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the Option shall remain the same as immediately prior to such event, and (c) the Committee shall make such other appropriate adjustments to the securities subject to the Option as may be appropriate and equitable and to the extent necessary to avoid the application of Code Section 409A or its adverse tax consequences, and any such adjustment shall be final, binding and conclusive as to the Participant. Any such adjustment may provide for the elimination of fractional shares if the Committee shall so direct.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

Participant	Chart Industries, Inc.

By:
Print Name:	Its:
Date:	Date: